     As filed with the Securities and Exchange Commission on April 2, 2001

                                             Registration No._______-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                ----------------


                             THE GORMAN-RUPP COMPANY
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Ohio                                       34-0253990
-------------------------------            -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                305 Bowman Street
                              Mansfield, Ohio 44903
                                 (419) 755-1011
                 -------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              ROBERT E. KIRKENDALL
                               Corporate Secretary
                             The Gorman-Rupp Company
                                305 Bowman Street
                              Mansfield, Ohio 44903
                                 (419) 755-1011
                 -------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------
                                    Copy to:

                             ANTHONY R. MOORE, ESQ.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 --------------


                Approximate date of commencement of proposed sale to the public:
        From time to time after the effective date of this Registration
        Statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [___]

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

                                 --------------




                                          CALCULATION OF REGISTRATION FEE

                                                                Proposed                 Proposed
                                                                maximum                   maximum
     Title of each class                                        offering                 aggregate                Amount of
     of securities to be             Amount to be                price                   offering               registration
         registered                   registered                per unit                   price                     fee
-----------------------------  ------------------------- ----------------------  ------------------------- --------------------

Common Shares,
without par
value                                   90,000*                 $17.90**               $1,611,000**               $402.75**

-----------------------------  ------------------------- ----------------------  ------------------------- --------------------

                  *In accordance with Rule 416(a), the number of Common Shares being registered hereunder may be increased from time to time to that number of Common Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of Common Shares.

                  **The registration fee has been calculated, and the offering price estimated, in accordance with Rule 457(c) upon the basis of the average of the high and low sales prices of Common Shares as reported on the American Stock Exchange on March 26, 2001, which was $17.95 per Common Share.

================================================================================
                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================
                              [END OF FACING PAGE]





                    The Exhibit Index is located at Page 16.

PROSPECTUS

                                  90,000 SHARES

                             THE GORMAN-RUPP COMPANY
                                    ---------

                                  Common Shares

                               (Without Par Value)

                                    ---------

                  The securities offered hereby are presently outstanding Common Shares, without par value ("Common Shares"), of The Gorman-Rupp Company (the "Company"), and may be sold from time to time by a certain shareholder of the Company acting as a principal for its own account. (See "Selling Shareholder"). The Company will receive none of the proceeds from the offering.

                  The Common Shares are registered with, and listed on, the American Stock Exchange. On March 26, 2001, the closing sales price of Common Shares as reported on the American Stock Exchange was $17.90 per share.

                  Sales of Common Shares may be effected from time to time in negotiated transactions or on the American Stock Exchange at prevailing market prices. The Selling Shareholder may offer Common Shares to purchasers directly or to or through broker-dealers which may act as principals or agents. The Company has been advised by the Selling Shareholder that no underwriter will be involved with the offer and sale of Common Shares hereby. (See "Plan of Distribution").

                                    ---------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
               THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                    ---------

                  The date of this Prospectus is April ____, 2001.

                              AVAILABLE INFORMATION
                              ---------------------

                  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material and other information pertaining to the Company may be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, the national securities exchange on which Common Shares are listed and traded. The Company is also subject to the electronic filing requirements of the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                -------------------------------------------------

                  The following documents filed with the Commission hereby are incorporated by reference into this Prospectus:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed pursuant to Section 13(a) of the Exchange Act.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

                  3. The description of Common Shares contained in documents filed pursuant to the Exchange Act.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus or any registration statement containing this Prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus and any registration statement containing this Prospectus incorporates). Such requests should be directed to Robert E. Kirkendall, Corporate Secretary of the Company, at 305 Bowman Street, Mansfield, Ohio 44903, or by telephone at (419) 755- 1011.

                                   THE COMPANY
                                   -----------

                  The Company is an Ohio corporation engaged in the design, manufacture and sale of pumps and related equipment (pump and motor controls) for use in water, wastewater, construction, industrial, petroleum, original equipment, agricultural, fire protection, military and other liquid-handling applications.

                  The Company's principal executive offices are located at 305 Bowman Street, Mansfield, Ohio 44903. Its main telephone number is (419) 755-1011.

                               SELLING SHAREHOLDER
                               -------------------

                  All Common Shares being offered for sale hereby are registered with, and listed on, the American Stock Exchange and are the property of the James C. Gorman, Sr. Trust (the "JCG Trust") and the Ruth B. Gorman Trust (the "RBG Trust"). Bank One Trust Company, N.A., Mansfield, Ohio (28 Park Avenue West, Mansfield, Ohio 44902), as trustee of the JCG Trust and the RBG Trust (the "Selling Shareholder"), is the holder of record (as of February 1, 2001) of 111,685 Common Shares, approximately 1.30% of Common Shares outstanding. The Selling Shareholder plans to offer and sell hereby not in excess of 90,000 Common Shares in the three years (unless extended) immediately following the date of this Prospectus. (In accordance with Rule 416(a) promulgated under the Securities Act of 1933, the number of Common Shares being offered hereunder may be increased from time to time to that number of Common Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently offered number of Common Shares.) On March 26, 2001, the closing sales price of Common Shares as reported on the American Stock Exchange was $_________ per share.

                  The JCG Trust and the RBG Trust were each created by an agreement dated December 29, 1952 by James C. Gorman, Sr. (now deceased) and Ruth B. Gorman (now deceased), respectively, for the benefit of their daughter, Jean Gorman Bates, and her sons, Thomas Barnes Bates and Robert Sexton Bates (now deceased). James C. Gorman, Chairman and a Director of the Company, and the son of James C. Gorman, Sr. and Ruth B. Gorman, is the brother of Mrs. Bates and the uncle of her surviving son. Jeffrey S. Gorman, President and Chief Executive Officer and a Director of the Company, and a grandson of James C. Gorman, Sr. and Ruth B. Gorman, is a nephew of Mrs. Bates and a cousin of her surviving son.

                  The Selling Shareholder and its affiliates, in several fiduciary capacities (including as trustee of the JCG Trust and the RBG Trust), beneficially own (in accordance with the Rule 13d-3 of the Commission) an aggregate of 439,037 Common Shares (as of February 1, 2001), or approximately 5.13% of Common Shares outstanding. Of this total, 388,315 Common Shares are held in trusts in which members of the Gorman family have beneficial interests, and James C. Gorman serves as a co-trustee with the Selling Shareholder in respect of 73,810 of such Common Shares.

                  Except as disclosed above and under the caption "Plan of Distribution" below, there are no material relationships among the Company, the Selling Shareholder, or the JCG Trust or the RBG Trust and their respective beneficiaries.

                  The Selling Shareholder is offering to sell 35,000 Common Shares from the JCG Trust and 55,000 Common Shares from the RBG Trust hereby in order to diversify further the portfolios of the JCG Trust and the RBG Trust. Assuming that all 90,000 Common Shares offered hereby are sold, the Selling Shareholder will then hold 15,502 Common Shares of record in the JCG Trust, and 6,183 Common Shares of record in the RBG Trust, approximately .18% and .07%, respectively, of Common Shares outstanding.

                                      Held of Record                     Held of Record
                                    Prior to Offering*                   After Offering**
                                    ------------------                   ----------------

                                                   Approximate                                Approximate
                                                   Percent                                    Percent
                              Number               of Common             Number               of Common
Selling                       of Common            Shares                of Common            Shares
Shareholder                   Shares               Outstanding           Shares               Outstanding
-----------                   ---------            -----------           ---------            -----------

Bank One Trust
Company, N.A.,
Mansfield, Ohio, as
trustee of

the JCG Trust ......           50,502              .59%                  15,502               .18%
Bank One Trust
Company, N.A.,
Mansfield, Ohio, as
trustee of
the RBG Trust ......           61,183              .71%                    6,183              .07%



________________

*As of February 1, 2001.

**Assumes all Common Shares offered hereby will be sold.

                              PLAN OF DISTRIBUTION
                              --------------------

                  Common Shares offered hereby are being sold by the Selling Shareholder acting as a principal for its own account. The Company will receive none of the proceeds from the offering.

                  The sale of Common Shares may be effected from time to time in negotiated transactions or on the American Stock Exchange at prevailing market prices. Sales may be consummated by the Selling Shareholder to purchasers directly pursuant to Rule 144 promulgated under the Securities Act of 1933 or otherwise, or to or through broker-dealers which may act as principals or agents.

                  The Company has been advised by the Selling Shareholder that no underwriter will be involved with the offer and sale of Common Shares hereby and that any broker-dealers engaged by the Selling Shareholder will receive not in excess of the usual and customary distributors' or sellers' commission. The Selling Shareholder and any broker-dealers that participate in the distribution of Common Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions paid or any discounts or concessions allowed to them and, if any such broker- dealers purchase Common Shares as principal, any profit on the resale of Common Shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                  The Selling Shareholder has executed and delivered a Distribution Agreement dated as of March 12, 2001 (the "Distribution Agreement") which governs the offer and sale of Common Shares offered hereby. The other parties to the Distribution Agreement include the Company and National City Bank, Cleveland, Ohio (as trustee of The Gorman-Rupp Company 401(k) Plan). The Company utilizes various commercial banking services of the Selling Shareholder, and National City Bank acts as Transfer Agent and Registrar for the Common Shares.

                  Pursuant to the Distribution Agreement, the Selling Shareholder is obligated to sell up to 30,000 Common Shares per year (for a three-year period, unless extended, beginning on the date of this Prospectus) to the Company's foregoing employee benefit plan (the "Plan") whenever requested by the fiduciary of the Plan. The fiduciary is obligated, except as otherwise required under applicable law, to attempt to purchase Common Shares as needed from the Selling Shareholder before acquiring Common Shares from any other source.

                  The purchase price per Common Share will be a cash amount equal to the average of the mean between the high and low sales prices of Common Shares on the American Stock Exchange on the nearest trading date before the date of sale. No brokerage fee or commission will be paid by or to any party in connection with such sales. To the extent that the fiduciary of the Plan does not purchase or reserve the right to purchase 30,000 Common Shares in any year covered by the Distribution Agreement, the Selling Shareholder will have the option to sell to any person or entity, during a one-month window period at the end of each year, any Common Shares offered hereby which remain in the allotment for that year. The Selling Shareholder may also determine to allocate Common Shares from a subsequent year's allotment if no Shares are remaining for the current year and the fiduciary of the Plan requires Shares in excess of the current year's allotment.

                  Under the Distribution Agreement, the Company is obligated to use all reasonable efforts to effect and maintain the registration of Common Shares offered hereby during the term of the Distribution Agreement and, except for fees and disbursements of counsel for the Selling Shareholder and the fiduciary, the Company will pay for all costs and expenses incurred in respect of the Distribution Agreement and the registration and sale of Common Shares offered hereby. In addition, the Company will deliver copies of this Prospectus, and all amendments and supplements hereto, to the fiduciary, and it, in turn, will promptly furnish a copy to all participants in the Plan.

                  In certain situations, the Company and the Selling Shareholder have agreed to indemnify and hold the other (and their respective controlling persons) harmless from various liabilities, including liabilities arising out of violations of the federal securities laws. The Distribution Agreement may be terminated prior to the expiration of its term by the written agreement of the Company and the Selling Shareholder, or at the option of the Selling Shareholder upon the death of the income beneficiary of the JCG Trust and the RBG Trust. The Distribution Agreement may be amended by the unanimous written consent of all parties thereto.

                                  LEGAL OPINION
                                  -------------

                  The legality of Common Shares offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114.

                                     EXPERTS
                                     -------

                  The consolidated financial statements of The Gorman-Rupp Company for the year ended December 31, 2000 incorporated by reference in The Gorman-Rupp Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                * * * * * * * * *


                  No person has been authorized to give any information or make any representation other than as contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any Common Shares offered hereby in any jurisdiction where such offer or solicitation would be unlawful.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 14.          Other Expenses of Issuance and Distribution.
                  -------------------------------------------

                  The following represents an itemized statement of all expenses in connection with effecting the registration of the securities covered by this Registration Statement:

                  Commission Registration Fee ..................    $   476.57
                  Transfer Agent Fees ..........................      2,500.00*
                  Financial Printer Fees .......................      2,000.00*
                  Copying and Binding Costs ....................        200.00
                  Legal Fees and Expenses ......................     20,000.00
                  Accounting Fees and Expenses .................      6,000.00
                  Miscellaneous Expenses .......................      2,000.00*
                                                                    ----------

                           Total ...............................    $33,176.57*
                                                                    ==========

                  Pursuant to the Distribution Agreement, all of the foregoing costs and expenses will be borne by the Company.



---------------------

*Estimated

Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

                  Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of Directors and officers of an Ohio corporation in defense of any civil, criminal, administrative or investigative proceeding. Article IV of the Company's Regulations provides for indemnification in terms consistent with the statutory authority. The Company has also entered into indemnification agreements with its Directors and officers regarding certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties. In addition, the Company maintains insurance covering certain liabilities of the Directors and officers of the Company and its subsidiaries.

Item 16.          Exhibits
                  ---------

Exhibit Number                  Description of Document
--------------                  -----------------------

         1               Underwriting agreement.  Not applicable

         2 Plan of acquisition, reorganization, arrangement, liquidation or succession. Not applicable

         4 Instruments defining the rights of security holders, including indentures.

                         (a)      The Company's Amended Articles of
                                  Incorporation, as amended+
                         (b)      The Company's Regulations+

         5               Opinion re legality.*

         8               Opinion re tax matters.  Not applicable

         12              Statements re computation of ratios.
                         Not applicable

         15              Letter re unaudited interim financial information.
                         Not applicable

         23              Consents of experts and counsel.

                         (a)      Consent of Ernst & Young LLP*
                         (b)      Consent of Jones, Day, Reavis & Pogue
                                  (set forth in the opinion filed as Exhibit 5 to this Registration Statement)*

         24              Power of attorney.

                         (a)      Authorizing Resolutions*
                         (b)      Of the Company*
                         (c)      Of certain officers and Directors*

         25              Statement of eligibility of trustee.
                         Not applicable

         26              Invitations for competitive bids.
                         Not applicable

Exhibit Number                           Description of Document
--------------                           -----------------------

      99                             Additional exhibits.

                                     (a)      Distribution Agreement*















-----------------------

+ Incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-6747).

* Filed with this Registration Statement; see Exhibit Index.

Item 17.          Undertakings.
                  ------------

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if this Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, State of Ohio, on March 28, 2001.

                                          THE GORMAN-RUPP COMPANY



                                          By  ROBERT E. KIRKENDALL*
                                            -----------------------
                                                Robert E. Kirkendall,
                                                Attorney-in-Fact

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                          Title                               Date
    ---------                          -----                               ----

 JEFFREY S. GORMAN*              President, Principal                 March 28, 2001
--------------------               Executive Officer
 Jeffrey S. Gorman                 and Director


 KENNETH E. DUDLEY*              Treasurer and Principal              March 28, 2001
--------------------               Financial and
 Kenneth E. Dudley                 Accounting Officer


 JAMES C. GORMAN*                     Director                        March 28, 2001
---------------------
 James C. Gorman

 WILLIAM A. CALHOUN*                  Director                        March 28, 2001
--------------------
 William A. Calhoun

 THOMAS E. HOAGLIN*                   Director                        March 28, 2001
--------------------
 Thomas E. Hoaglin

    Signature                                  Title                  Date
    ---------                                  -----                  ----

 CHRISTOPHER H. LAKE*                         Director            March 28, 2001
---------------------
 Christopher H. Lake

 PETER B. LAKE*                               Director            March 28, 2001
-----------------------------
 Peter B. Lake

 W. WAYNE WALSTON*                            Director            March 28, 2001
---------------------
 W. Wayne Walston

 JOHN A. WALTER*                              Director            March 28, 2001
--------------------------
 John A. Walter

                  *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the Registrant and by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such Registrant, officers and Directors.

                                               By  /s/ ROBERT E. KIRKENDALL
                                                 --------------------------
                                                       Robert E. Kirkendall,
                                                       Attorney-in-Fact


Date:  March 28, 2001

                 FORM S-3 REGISTRATION STATEMENT NO.____-_________


                                  EXHIBIT INDEX


Exhibit                                                                Page
-------                                                                ----

(4) (a)           The Company's Amended Articles of
                      Incorporation, as amended                           +


(4) (b)           The Company's Regulations                               +

(5)               Opinion of Jones, Day, Reavis & Pogue
                      as to the legality of the securities
                      being registered                                   17

(23) (a)          Consent of Ernst & Young LLP                           18

(23) (b)          Consent of Jones, Day, Reavis & Pogue                  *

(24) (a)          Certified resolutions authorizing the
                      signing on behalf of the Company by
                      a power of attorney                                19

(24) (b)          Power of attorney of the Company                       23

(24) (c)          Power of attorney of certain officers
                      and Directors                                      24

(99) (a)          Distribution Agreement                                 26


------------------

+ Incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-6747).

* Set forth in the opinion filed as Exhibit 5 to this Registration Statement.